AYDIN CORPORATION
                             700 Dresher Road
                             Horsham, PA 19044

                           ---------------------


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              April 29, 1994

                           ---------------------




TO THE STOCKHOLDERS OF AYDIN CORPORATION:

     The Annual Meeting of Stockholders of AYDIN CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, April 29, 1994, at 3:00 p.m. local time at the Company's Corporate Offices, 700 Dresher Road, Horsham, Pennsylvania, for the following purposes:

     1. To elect four Directors, each to hold office for a term of one year and until his successor has been duly elected; and

     2.  To approve the 1994 Incentive Stock Option Plan; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1993, is being transmitted herewith.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED.


                                By Order of the Board of Directors,




                                Robert A. Clancy
                                Secretary


March 18, 1994

                             AYDIN CORPORATION


                           --------------------

                              PROXY STATEMENT

                           --------------------



     This Proxy Statement and the accompanying form of Proxy, which are first being mailed to stockholders on March 18, 1994, are furnished in connection with the solicitation by the Board of Directors of Aydin Corporation (hereinafter called the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held Friday, April 29, 1994, at 3:00 p.m. local time, and at any adjournment thereof (hereinafter the "Annual Meeting"). The Company's principal executive offices are located at 700 Dresher Road, Horsham, Pennsylvania 19044.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by stockholders. Nominees for Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. Any proxy not specifying to the contrary will be voted for the election of the nominees for Directors named below and for the approval of the Company's 1994 Incentive Stock Option Plan (the "1994 Plan"). A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees, without additional remuneration, personally or by telephone or telegram. The Company will also, upon request, reimburse brokers or persons holding shares in their name or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     As of the close of business on March 1, 1994, the Company had outstanding 4,981,554 shares of Common Stock, $1.00 par value, each of which is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Only holders of Common Stock of record at the close of business on March 1, 1994, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of Directors.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to approve the 1994 Plan (but not on the election of directors) and will be counted as present for purposes of the item on which abstention is noted. Since the approval of the 1994 Plan requires the approval of the holders of a majority of the outstanding shares represented in person or by proxy and entitled to vote at the Annual Meeting, abstentions will have the effect of a negative vote. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the 1994 Plan. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against the proposed 1994 Plan but will have no effect on the outcome of the election of directors.

                   BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of the dates indicated, the name and address of each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding voting securities and the percentage of the shares so owned:

Title of      Name and Address of Amount and Nature of      Percent
Class         Beneficial Owner    Beneficial Ownership(1)   of Class
Common Stock, Ayhan Hakimoglu     623,053(2)(3)             12.5%
$1.00 par     700 Dresher Road
value         Horsham, PA  19044

Common Stock, Victor Posner       334,500(4)                 6.7%
$1.00 par     6917 Collins Avenue
value         Miami Beach, FL 33141

Common Stock, College Retirement  323,750(5)(6)              6.5%
$1.00 par     Equities Fund
value         730 Third Avenue
              New York, NY 10017

Common Stock, Dimensional Fund    251,300(5)(6)              5.04%
$1.00 par     Advisors Inc.
value         1299 Ocean Avenue
              Santa Monica, CA 90401

Common Stock, National Commerce   391,540(5)(7)              7.9%
$1.00 par     Bancorporation
value         One Commerce Square
              Memphis, TN  38150

______________

(1) Based on information furnished by the stockholder.
(2) As of March 1, 1994.  Sole voting and investment power.
(3) Includes 2,500 shares which Mr. Hakimoglu may acquire upon the exercise of options currently exercisable or that will become exercisable within 60 days.
(4) As of December 29, 1993.  Sole voting and investment power.
(5) As of December 31, 1993.
(6) Sole voting and investment power.
(7) Sole voting power. Sole investment power as to 370,550 shares and shared investment power as to the remaining 20,990 shares.


                    BENEFICIAL OWNERSHIP BY MANAGEMENT

    The following table sets forth, as of March 1, 1994, the amount and percentage of the Company's outstanding Common Stock, $1.00 par value, beneficially owned by each Director, the chief executive officer and the four other most highly compensated executive officers and all Directors and Executive Officers as a group:

CAPTION>
Title of  Name of               Amount and Nature           Percent
Class     Beneficial Owner       of Ownership (1)(2)        of Class
Common    Dr. Frederick G. Allen.   4,500                   (4)
 Stock    Dr. Nev A. Gokcen. . .   16,500                   (4)
          Ayhan Hakimoglu. . . .   623,053 (3)             12.5%
          Harry D. Train, II . .   1,500                    (4)
          James S. Walsh . . . .   25,000                   (4)
          John F. Vanderslice. .   9,778                    (4)
          Gary T. Boswell. . . .   0                        -
          Demirhan Hakimoglu . .   7,921                    (4)
          All of the above and
            other executive
            officers as a Group
           (Includes 11 persons). 699,906                  14.05%

_____________________________

(1) Based on information furnished by the respective directors and officers. Each person has sole voting and investment power with respect to the shares listed, except the shares of Directors Allen and Gokcen are held jointly with their respective spouses.
(2) Includes shares which may be acquired upon the exercise of options currently exercisable or that will become exercisable within 60 days as follows: 1,000, 1,500, 2,500, 1,500, 25,000, 9,750, 3,250, and 11,625
    shares for Messrs. Allen, Gokcen, A. Hakimoglu, Train, Walsh, Vanderslice, D. Hakimoglu and the Group, respectively.
(3) See footnote "2" to Beneficial Ownership of Common Stock table above.
(4) Less than 1%.


                           ELECTION OF DIRECTORS

     Four Directors of the Company are to be elected at the Annual Meeting. Each Director will serve one year and until his successor has been duly elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees listed below, all of whom are currently Directors of the Company. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the Directors then in office until the next annual meeting of stockholders.

     The names of the nominees for Director, all of whom are currently Directors of the Company, and certain information regarding them are as follows:

Name                Age  Principal Occupation                 Director
                         for Past Five Years                    Since
Dr. Frederick..     71   Consultant and retired professor and   1972
 G. Allen                Chairman of the Electrical
                         Engineering Department, University
                         of California at Los Angeles.
Dr. Nev A. Gokcen.. 72   Thermodynamicist with the Department   1972
                         of the Interior, Bureau of Mines,
                         Albany, Oregon, which conducts minerals
                         research and environmental preservation.
Ayhan Hakimoglu(1). 66   Chairman of the Board of Directors.     1967
                         President of the Company through
                         February, 1992, and from March, 1994.
Harry D. Train, II. 66   General Manager and former President    1984
                         of Strategic Research and Management
                         Services (defense studies and analysis
                         firm--now a division of SAIC), Norfolk,
                         Virginia, since October, 1986.

________________________

(1) Mr. Hakimoglu may be deemed to be a control person of the Company. For information regarding his stock ownership, see Beneficial Ownership of Common Stock table, page 2.


    The Company has had an Audit Committee since September 1, 1978; and Directors Allen, Gokcen, and Train are members. Its powers and duties include the following: (1) sole authority to retain and dismiss both internal and independent auditors; (2) approval before dissemination of any report which contains financial data; and (3) consultation with the independent auditors quarterly and before the Company decides any material accounting policy. This Committee met four times in 1993.

    The Company established an Oversight Committee April 10, 1992, comprised of its outside Directors, Allen, Gokcen and Train. Its powers and duties include the review of the Company's policies and procedures and recommendations to the Board of Directors of those measures they feel necessary to strengthen and ensure the effectiveness of Company policies relating to (a) Division and Corporate Officer awareness of federal laws and regulations affecting Government contracts; (b) compliance of outside consultants and sales representatives with national and international regulations involving the sale of Company products; and (c) compliance with federal laws and regulations applicable to government contract procurement and performance. This committee met four times in 1993.

    There are no nominating or compensation committees of the Board of Directors. The Board of Directors met five times in 1993.

    During the year ended December 31, 1993, all directors attended at least 75 percent of the aggregate of the number of meetings of the Board of Directors and Committees on which they served.

    Each Director who is not also an employee of the Company receives an annual director's fee of $6,500, plus $600 for each meeting which he personally attends ($200 for each meeting in which he participates by means of conference telephone). Directors Allen, Gokcen and Train receive no additional fees for serving on the Audit and Oversight Committees. Directors Allen, Gokcen and Train were each granted an Individual Non-Qualified Stock Option on October 26, 1990, to purchase up to 2,000 shares of the Company's Common Stock at $10.50 per share (the fair market value the date of the grant) exercisable 25% on October 26, 1991, and 25% each year thereafter on a cumulative basis until the option expires five years from the date of grant.


                    COMPENSATION OF EXECUTIVE OFFICERS

    The following tabulation sets forth certain information with respect to compensation paid or earned for services in all capacities to the Company and its subsidiaries for its fiscal years ended December 31, 1993, 1992 and 1991, of those persons who were, at December 31, 1993, (i) the chief executive officer; (ii) the four most highly compensated executive officers of the Company; and (iii) one other officer who was not serving as an executive officer at year end (the "Named Executive Officers"):

                        Summary Compensation Table

                        Annual Compensation            Long-Term Compensation
                                                              Awards
                                                              Stock Options
Name and Principal Position    Year     Salary(1)   Bonus     (Shares)
Ayhan Hakimoglu                1993     $ 174,446   $  --       - 0 -
 Chairman of the Board         1992       173,269      --      10,000
 and Chief Executive Officer   1991       163,846    15,000     - 0 -

James S. Walsh                 1993       179,747      --       - 0 -
 President of the Corporation  1992       155,689      --     100,000(2)
                               1991          --        --       - 0 -

John F. Vanderslice            1993       123,011    24,552     - 0 -
 Senior Vice President and     1992       126,521     2,057     - 0 -
 President, Vector Division    1991       122,995    27,391     - 0 -

Gary T. Boswell                1993       115,302      --       - 0 -
 Vice President and President, 1992       117,418      --       - 0 -
 Computer & Monitor Division   1991       115,199    26,300     - 0 -

Demirhan Hakimoglu             1993       127,505     3,131     1,000
 Vice President and Chief      1992       127,135    27,490     - 0 -
 Executive Officer,            1991       121,705    22,993     2,000
 Aydin-Yazilim, A.S.

Palle S. Christensen           1993       143,000     3,427     - 0 -
 Executive Vice President,     1992       151,866     9,375     - 0 -
 Corporate Marketing           1991       149,000     6,878     - 0 -

________________________

(1) Includes any sums deferred for the individual under the Company's 401(k) plan.
(2) Net stock options granted after 100,000 option shares were cancelled by Mr. Walsh on May 20, 1993.


                     OPTION GRANTS IN LAST FISCAL YEAR

    Shown below is further information on grants of stock options pursuant to the Company's 1981 and 1983 Incentive Plans, the 1984 Non-Qualified Plan or an Individual Non-Qualified Stock Option during the year ended
December 31, 1993, to the Named Executive Officers.


              Number of                        Potential Realizable Value
              Securities Options                    Value at Assumed
              Underlying Granted to                 Annual Rates of Stock
                 Options EmployeesExercise          Price Appreciation
                 Granted    in    Price  Expiration for Option Term
Name              (#)(1)   1993   ($/Sh)   Date     5%($)   10%($)
Ayhan Hakimoglu     7,000  14.8%  $ 17.94  8-2-98  $34,695  $ 76,668
                    3,000   6.3%  $ 16.31  8-2-98   13,518  $ 29,872
James S. Walsh       -0-     --       --     --       --        --
John F. Vanderslice  -0-     --       --     --       --        --
Gary T. Boswell      -0-     --       --     --       --        --
Demirhan Hakimoglu  1,000   2.1%  $ 16.31  8-2-98    4,506     9,957
Palle S. Christensen -0-     --       --     --       --        --

________________________
(1) All options expire five years from date of grant. Twenty-five percent of the option shares become exercisable one year from date of grant and an additional 25% each year thereafter on a cumulative basis. All options were granted at fair market value the date of the grant.


    AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     Shown below is information with respect to the options exercised during 1993 and the year-end value of unexercised options to purchase the Company's Common Stock granted in prior years under the Company's 1981 or 1983 Incentive Plans, the 1984 Non-Qualified Plan or an Individual Non-Qualified Stock Option to the Named Executive Officers and held by them at December 31, 1993.

Name             Shares   Value      Number of Unexercised Options      Value
of Unexercised
                 Acquired Realized(1)             Held at December 31, 1993

 In-The-Money Options At
                 on       ($)                                   December 31,
1993
                 Exercise(#)                   Execrisable (#)
Unexercisable (#)   Exercisable($) Unexercisable($)

Ayhan Hakimoglu.......    - 0 -     --          2,500        5,500    $ 1,125

$ 1,125
James S. Walsh........    - 0 -     --         25,000       75,000      - 0 -

  - 0 -
John F. Vanderslice...    - 0 -     --          9,750        4,875     14,130

  7,065
Gary T. Boswell.......    11,250    $61,200     - 0 -        5,625      - 0 -

  8,100
Demirhan Hakimoglu....    - 0 -     --          4,000        2,876      4,680

  2,341
Palle S. Christensen..     6,375     44,243     9,375       15,375      9,180

  9,180

________________________

(1) The difference between the closing price of the securities the date the option was exercised and exercise price of the option.
(2) Based on the closing price on the New York Stock Exchange of $12.00 per share.

                         TEN-YEAR OPTION REPRICING

    On August 2, 1993, the Board of Directors offered to all employees of the Company then holding stock options granted by the Company having an exercise price that exceeded the mean price ($16.31) of the Company Stock on the New York Stock Exchange on that date by more than $1.00 the election to cancel those options and receive a new stock option, for the same number of shares, at the exercise price of $16.31. The Board stated that the original purpose for granting the options, i.e., as an inducement for the employee to remain with the Company and as an incentive for increased effort during their employment, was lost when the stock options become valueless. Two of the Named Executive Officers, as shown in the table below, elected to cancel their prior options and receive new ones at the current price.

    The foregoing report has been furnished by Messrs. Hakimoglu, Allen, Christensen, Gokcen, Train and Walsh.

    Shown below is information with respect to stock options cancelled and new options granted for the same number of shares at the new exercise price during the last ten years to an executive officer of the Company.

Name                   Date   Number of Market Price of       Exercise Price
New  Length of Original
                              Securities           Stock at Time of  At Time
of     Exercise  Option Term
                              Underlying           Repricing or      Repricing
or   Price ($) Remaining at
                              Options   Amendment ($)         Amendment($)

    Date of Repricing
                              Repriced or
or Amendment
                              Amended(#)
Ayhan Hakimoglu        8-2-93   7,000    $ 16.31    $ 28.05    $ 17.94

3 years-6 months
 Chairman and Chief    8-2-93   3,000    $ 16.31      25.50      16.31

3 years-6 months
 Executive Officer

Demirhan Hakimoglu     8-2-93   1,000      16.31      22.69      16.31

2 years-11 months
 Vice President and CEO
 of Aydin-Yazilim, A. S.

Palle S. Christensen   11-2-90  25,500     10.56      13.42      10.56
2 years-9 months
 Executive Vice
 President and President,
 Aydin Corporation (West)

John F. Vanderslice    11-2-90  12,000     10.56      14.50      10.56
2 years-1 month
 Vice President and    11-2-90   1,500     10.56      14.46      10.56

      4 months
 President, Vector     11-2-90   3,000     10.56      13.33      10.56
2 years-7 months
 Division              5-22-85   2,000     18.56      34.31      18.56
2 years-5 months

Alfred M. Vara         11-2-90   2,000     10.56      15.44      10.56
3 years-2 months
 Vice President and    11-2-90   5,000     10.56      14.88      10.56
4 years-5 months
 President, Controls   11-2-90   1,200     10.56      14.25      10.56
3 years-7 months
 Division

Gary T. Boswell        11-2-90  16,500     10.56      17.50      10.56
1 year-2 months
 Vice President and    11-2-90   6,000     10.56      14.50      10.56
 President, Computer
 and Monitor Division

Herbert Welber         11-2-90   1,500     10.56      14.50      10.56
2 years-11 months
 Controller and        11-2-90   3,000     10.56      13.96      10.56

       7 months
 Assistant Treasurer

Donald O. Wennerstrom  1-27-88   2,000     24.00      31.81      24.00
4 years-3 months
 General Manager, Radar
 & EW Division

Gerald S. Mersten      1-27-88   8,000     24.00      34.13      24.00
4 years-8 months
 Vice President and
 President, Computer
 Division


            BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has furnished the following report on executive compensation dated February 25, 1994:

     Under the supervision of the Chairman of the Board of Directors, the Corporation has developed and implemented compensation policies which seek to enhance the profitability of the Corporation, and thus stockowner value, by aligning closely the financial interests of the Corporation's senior managers with those of its stockowners. In furtherance of these goals, annual base salaries are generally set somewhat below competitive levels so that the Corporation relies to a large degree on annual bonus arrangements and stock options to attract and retain corporate officers and other key employees and to motivate them to perform to the full extent of their abilities. The bonus arrangements are variable and tied to corporate and division performance in a manner that encourages a sharp and continuing focus on building profitability and stockowner value.

     The Company has bonus arrangements based on operating results with substantially all of its key employees, including three of the individuals specifically noted above. For division and major subsidiary presidents (i.e., Messrs. Vanderslice, Boswell and D. Hakimoglu and the presidents of the other five divisions) those bonuses are principally based on the profitability of their respective division. The specific bonus formulae varies with each division, depending upon its size and the characteristics of its operations, but generally involves a percentage (e.g., 0.75% to 7%) of the net profits after deduction of a threshold figure (e.g., from $0 to $2,000,000), and a percentage (e.g., 0.20% to 0.25%) of the increase in sales volume from the previous year if certain net profit margins are attained (e.g., 0% to 10.0%). The bonus for the Chairman is established by the Board of Directors without reference to any pre-set formula. Directors who are not also employees of the Company receive no bonuses. The bonus of the President is set forth in his Employment Agreement at 1% of the net profit of the Company, after taxes, over the first $10 million of profit.

     In the early part of each fiscal year, the President prepares and reviews with the Chairman of the Board an annual salary and bonus arrangement for the Corporation's senior executives (other than the Chairman and the President). This salary and bonus arrangement is developed based on performance judgments as to the past and expected future contributions of the individual senior executives. The Board reviews and fixes the base salary and bonus of the Chief Executive Officer and the President based on similar data and the Board's assessment of their past performance and its expectation as to their future contributions in leading the Corporation and its businesses.
This practice is subjective and not subject to specific criteria.

     In evaluating the performance and setting the compensation of the Corporation's senior management, the Chairman, in making his recommendations to the Board, also takes into account management's commitment to the long-term success of the Corporation and has taken particular note of management's success in restructuring the Corporation's businesses to adjust for the decline in its defense business and in effectively directing the Corporation's operations under the difficult economic conditions in the Corporation's served markets over the last two years. The new $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code was not discussed because the Company's compensation levels are far below the cap.

     At the beginning of each year goals are established for each Division based on its sales growth and operating earnings potential. Financial goals include sales growth, operating earnings and cash flow; while strategic goals focus on such factors as new product development and new business initiates.

     On August 2, 1993, the Board of Directors offered to all employees of the Company presently holding stock options granted by the Company at an exercise price that exceeds $17.31 per share the election to cancel those options and receive a new stock option, for the same number of shares, at the exercise price of $16.31, the mean price the Company stock traded on the New York Stock Exchange that date.

     The foregoing report has been furnished by Messrs. Hakimoglu, Allen, Christensen, Gokcen, Train and Walsh.


      EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On February 28, 1992, Mr. Walsh entered into an employment agreement with the Company which terminated March 2, 1994. The agreement provided for an initial salary of $175,000 per year and was increased to $182,000 effective August 30, 1993 by the Board of Directors. In addition, Mr. Walsh will receive an incentive bonus of 1% of the net profit of the Company, after taxes, over the first $10 million of profit. The agreement provides for the grant of a stock option for 100,000 shares, exercisable 25% at the end of each year employment, with option expiring in five years. The agreement provides further that in the event employment is terminated by the Company at any time during the term of the agreement for any reason other than disobedience, dishonesty, disloyalty or insubordination against the Company or its Board, the Company will (i) pay Mr. Walsh a lump sum equal to his average annual salary times the number of years and fraction of years remaining under the agreement; (ii) pay any incentive bonus earned but not paid prior to such termination; (iii) provide the same health and other benefits for the remaining term of the agreement it was providing before the date of termination; and (iv) permit Mr. Walsh to exercise all options granted to him within 30 days of his termination. Mr. Walsh tendered his resignation as a Director and President of the Company effective March 2, 1994.


                SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and the S&P High Technology Composite Index for the period of five fiscal years commencing January 1, 1989, and ended December 31, 1993.


             Comparison of Five-Year Cumulative Total Return*
    Aydin Common, S&P 500 Stock & S&P High Technology Composite Indices





                       [PERFORMANCE GRAPH GOES HERE]













     * Assumes $100 invested in Aydin Common Stock and each index on January 1, 1989, and that all dividends were reinvested.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Directors Hakimoglu, Walsh and Christensen, members of the Board of Directors voting on the compensation recommendations for other executive officers of the Company were, during the fiscal year, officers and employees of the Company.


             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 1993 all such filing requirements applicable to executive officers and directors have been complied with with the exception of one transaction that was filed late. Mr. Demirhan Hakimoglu failed to include one transaction on a Form 4 that was filed on a timely basis, necessitating the filing of an amended Form 4.


     APPROVAL AND RATIFICATION OF THE 1994 INCENTIVE STOCK OPTION PLAN

     The Board of Directors unanimously adopted the 1994 Incentive Stock Option Plan (the "1994 Plan"), effective as of January 3, 1994, and expiring on December 31, 2003, providing for the grant to officers and key employees of the Company of incentive stock options to purchase a maximum of 100,000 shares of the Company's Common Stock, $1.00 par value, at option prices not less than the fair market value of the stock on the day the option is granted. On
March 7, 1994, the closing price of the Company's Common Stock on the New York Stock Exchange was $12.75. No option is exercisable prior to one year nor after five years from the date on which the option is granted (the "Option Period"). Pursuant to the 1994 Plan, unless the Option Agreement provides otherwise, 25% of each option is exercisable one year from the date of grant, and an additional 25% becomes exercisable each year thereafter during the Option Period on a cumulative basis.

     If the employment of any optionee is terminated, options are exercisable only to the following extent: (i) if the employment is terminated for cause or if the optionee voluntarily quits, the optionee shall have the right at anytime within thirty (30) days thereafter, but in no event after the expiration of the Option Period, to exercise the option with respect to all or any part of the number of shares which the optionee could have purchased on the date of the termination of employment; (ii) if the employment is terminated otherwise than for cause, disability, death, or the optionee voluntarily quits, the optionee shall have the right at anytime within three months thereafter, but in no event after the expiration of the Option Period, to exercise the option with respect to all or any part of the number of shares which the optionee could have purchased on the date of the termination of employment; (iii) if the employment is terminated by death of the optionee (while employed), or within the three month period referred to in subsection
(ii) above or within the twelve month period referred to in subsection (iv) below, the person or persons to whom the optionee's rights under the option granted shall pass by will or by the applicable laws of descent and distribution shall have the right at any time within three months after the optionee's death, but in no event after the expiration of the Option Period, to exercise the option with respect to all or any part of the number of shares which the optionee could have purchased on the date of death; (iv) if the employment is terminated by the disability of the optionee, the optionee shall have the right at anytime within twelve months thereafter, but in no event after the expiration of the Option Period, to exercise the option with respect to all or any part of the number of shares which the optionee could have purchased on the date of termination of employment.

     The optionee may pay for the purchase of the shares under an option granted pursuant to the 1994 Plan by cash, or by delivering already owned Company Stock, or by a combination of cash and Stock. The optionee may not use already owned Company Stock to purchase shares under an option granted pursuant to the 1994 Plan if such Stock was acquired by the optionee pursuant to the exercise of any "Incentive Stock Option" and the stock so acquired has not been held by the optionee for two years from the date the option was granted and one year from the date of receipt of the stock upon exercise of the option.

     If shares are purchased under an option granted pursuant to the 1994 Plan, and no disposition of the shares is made by the optionee within two years from the date the option was granted nor within one year after receipt of the shares upon exercise of the option, there is no income recognized by the optionee or deduction by the Company in the year in which the option is granted or exercised. If the optionee disposes of shares within two years of the date an option was granted or within one year of receipt of the shares pursuant to the 1994 Plan, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of the exercise over the option price. The excess, if any, of the amount realized upon disposition of such shares over the fair market value of the shares on the date of exercise will be long or short term capital gain, depending upon the holding period of the shares, providing the optionee holds the shares as a capital asset at the time of disposition. If such disposition of the shares by the optionee within two years of the date of grant of the option is a sale or exchange with respect to which a loss (if sustained) would be recognized by the optionee, then the amount which is includable in the gross income of the optionee, and the amount which the Company would be entitled to as a deduction, shall not exceed the excess (if any) of the amount realized on the sale or exchange over the adjusted basis of such shares. If the above mentioned holding periods are met and the optionee later sells the shares, assuming they constitute a capital asset in his or her hands, any amount by which the sale proceeds exceed the option price on the date of exercise will constitute the capital gain, and any amount by which the sale proceeds are less than the option price on the date of exercise will constitute capital loss. At the present time, the shares must be held for one year to constitute capital assets.

     The Board of Directors is authorized to interpret the 1994 Plan, to define the terms used therein, to prescribe, amend, and rescind rules and regulations for the administration thereof, and to take such other action in the administration of the 1994 Plan as it shall deem proper, provided such interpretation shall be in accordance with Section 422 of the Internal Revenue Code and that the options granted under the 1994 Plan constitute "Incentive Stock Options" within the meaning of that Section. Only the Special Committee of the Board, composed of the three non-employee Directors, may grant options to officers of the Company who are also Directors. No Director is permitted to participate in any determination or action in which such Director may have a personal interest. To date options totaling 55,650 shares have been granted to 114 employees, leaving options for 44,350 shares available for grant in the future. At the date the 1994 Plan was adopted, approximately 250 employees were eligible to participate.

     Shown below is information on the stock options granted to date under the 1994 Plan to (i) Named Executive Officers; (ii) all current executive officers as a group ("Executive Group"); (iii) all current Directors who are not executive officers as a group ("Non-Executive Directors Group"); and
(iv) all employees, including all current officers who are not executive officers ("Non-Executive Officer Employee Group").

                             NEW PLAN BENEFITS
                     1994 Incentive Stock Option Plan

Name and Position                     Option Shares Granted
Ayhan Hakimoglu . . . . . . . . . . .    5,000
  Chairman of the Board and
  Chief Executive Officer
James S. Walsh. . . . . . . . . . . .    - 0 -
  President of the Corporation
John F. Vanderslice . . . . . . . . .    - 0 -
  Senior Vice President and
  President, Vector Division
Gary T. Boswell . . . . . . . . . . .    1,000
  Vice President and President,
  Computer & Monitor Division
Demirhan Hakimoglu. . . . . . . . . .    - 0 -
  Vice President and Chief Executive
  Officer, Aydin-Yazilim, A. S.
Palle S. Christensen. . . . . . . . .    - 0 -
Executive Vice President, Corporate
Marketing Executive Group . . . . . .    7,000
Non-Executive Director Group. . . . .    - 0 -
Non-Executive Officer Employee Group.   48,650


     Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and is a prerequisite to the registration of the shares with the Securities and Exchange Commission and the listing on the New York Stock Exchange of the shares issuable upon the exercise of the options granted pursuant to the 1994 Plan. If the 1994 Plan is not ratified and approved by the stockholders, it will be terminated.

     The Board of Directors believes that it is in the best interest of the Company to grant incentive stock options to officers and other key employees and recommends approval and ratification of the 1994 Plan.


                           INDEPENDENT AUDITORS

     On June 3, 1991, the Audit Committee of the Board of Directors engaged the services of KPMG Peat Marwick as the Company's independent auditors through March 31, 1994. A representative of KPMG Peat Marwick will attend the Annual Meeting and will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.


                  THE SUBMISSION OF STOCKHOLDER PROPOSALS
               FOR CONSIDERATION AT THE 1995 ANNUAL MEETING

     Any stockholder who desires to submit a proposal for consideration at the 1995 Annual Meeting and who desires that the proposal be included in the Proxy Statement issued by the Board of Directors in connection with such Annual Meeting may request that inclusion by submitting such proposal in writing to the Secretary of the Company on or before November 18, 1994, in accordance with Rule 14a-8 of the Securities and Exchange Commission.


                               OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting. However, if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                 By Order of the Board of Directors,


                                 AYHAN HAKIMOGLU
                                 Chairman
March 18, 1994

                         (FORM OF PROXY - SIDE 1)

Aydin Corporation            AYDIN CORPORATION
700 Dresher Road                 PROXY FOR
Horsham, PA 19044     ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON APRIL 29, 1994

    This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 18, 1994, hereby constitutes and appoints Ayhan Hakimoglu and Robert A. Clancy, and each of them acting individually, as the undersigned's proxies, each with the power to appoint his substitute and authorizes them to represent the undersigned and to vote all the shares of common stock of AYDIN CORPORATION held on record by the undersigned on March 1, 1994, at the Annual Meeting of Stockholders to be held on April 29, 1994, or any adjournment or postponement thereof, on the matters set forth on the reverse side hereof.

        THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

             (Continued and to be signed on the reverse side)

                         (FORM OF PROXY - SIDE 2)

To Vote for      To Withhold authority  1. Board of Directors recommends
all nominees     to vote for               and will vote FOR the election
check this       all nominees              of the following as Directors
box              check this box            unless otherwise directed:

FOR              WITHHOLD                   F. G. Allen, N.A. Gokcen,
                                            A. Hakimoglu and H.D. Train, II.
(  )             (  )
                                           To withhold authority to vote for
                                           any individual nominee while voting
                                           for the remainder, write this
                                           nominee's name in the space below:

                                           ________________________________

2.  To approve the 1994 INCENTIVE STOCK OPTION PLAN.
        FOR                   AGAINST                ABSTAIN
        (  )                    (  )                   (  )

3. Subject to the limitation described   Dated: ____________, 1994
   in the Proxy Statement relating to    Joint owners should each sign.
   the Annual Meeting of Stockholders,   When signing as attorney,
   in their discretion, the proxies or   executor, administrator,
   their substitutes are authorized to   trustee or guardian, please give
   vote upon such other matters as may   full title as such.  If a
   properly come before the annual       corporate name by the president or
   meeting or any adjournment or         other authorized officer.  If a
   postponement thereof.  The Board of   partnership, please sign partnership
   Directors is not presently aware of   name by an authorized person.
   any such other matters.

PLEASE SIGN EXACTLY
AS NAME APPEARS BELOW.                    __________________________
                                             Signature

                                          __________________________
                                           Signature If held jointly

                                 PLEASE MARK, SIGN, DATE AND PROMPTLY
                                 RETURN THIS PROXY CARD USING THE
                                 ENCLOSED ENVELOPE